GLAST, PHILLIPS & MURRAY
                         Attorneys &Counselors at Law
                           13355 Noel Rd., Suite 2290
                                     LB 48
                                Dallas, TX 75240
                                                             972-419-8300 OFFICE
                                                             972-449-8391 DIRECT
JAMES K. MURPHEY, P.C.                                       972-419-8319    FAX

                                 JULY 31, 2001
                                                                    EXHIBIT 23.0
Micropac Industries, Inc.
905 E. Walnut Street
Garland, Texas 75046

Ladies and Gentlemen:

         This opinion is furnished in connection with the filing by Micropac Industries, Inc. (the "Company") with the Securities and Exchange Commission of a Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended. You have requested my opinion concerning the status under Delaware law of the 500,000 shares (the "Shares") of the Company's common stock, par value $0.10 per share ("Common Stock"), that are being registered under the Registration Statement for issuance by the Company pursuant to the terms of the Micropac Industries, Inc. 2001 Employee Stock Option Plan (the "Plan").

         I am the Secretary of the Company and have acted as counsel in connection with the Registration Statement. In that connection, I have examined and am familiar with originals or copies, certified or otherwise, identified to my satisfaction, of:


         a. Restated Certificate of Incorporation of the Company, as amended, and as currently in effect;

         b.       Restated By-Laws of the Company as currently in effect;

         c. Resolutions adopted by the Company's Board of Directors, authorizing the reservation of Company Common Stock under the Plan; and

         d.       The Plan.

         In my examination, I have assumed the genuineness of all signatures, the legal capacity of natural person, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as certified or photostatic copies and the authenticity of the original of such copies. I have also assumed that: (i) all of the Shares will be issued for the consideration permitted under the Plan as currently in effect, and none of such Shares will be issued for less than $.010;
(ii) all actions required to be taken under the Plan by the Board of Directors of the Company have been or will be taken by the Board of Directors of the Company,

Micropac Industries, Inc.
July 31, 2001
Page 2



respectively; and (iii) at the time of the award of the Shares under the Plan, the Company shall continue to have sufficient authorized and unissued shares of Common Stock reserved for issuance thereunder.

         Based upon and subject to the foregoing, I am of the opinion that:

         1. If and when any Common Stock are issued in accordance with the authorization therfor (as adjusted) in accordance with the requirements of the Plan and assuming the continued updating and effectiveness of the Registration Statement and the completion of any necessary action to permit such issuance to be carried out in accordance with applicable securities laws, such shares of Common Stock will be validly issued, fully-paid and nonassessable.

         You acknowledge that I am admitted to practice only in Texas and am not an expert in the laws of any other jurisdiction. No one other than the addressees and their assigns are permitted to rely on or distribute this opinion without the prior written consent of the undersigned.

         This opinion is limited to the General Corporation Law of the State of Delaware and federal law, although the Company acknowledges that I am not admitted to practice in the State of Delaware and am not an expert in the laws of that jurisdiction. I express no opinion with respect to the laws of any other jurisdiction.

         I hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and further consent to the use of my name whenever appearing in the Registration Statement and any amendment thereto.


                                        Very truly yours,

                                        GLAST, PHILLIP & MURRAY
                                        By: James K. Murphey, P.C.




                                        BY:  /s/ James K. Murphey
                                           -------------------------
                                           James K. Murphey

                                  ATTACHMENT A

                      CERTIFICATE OF CORPORATE RESOLUTION
                          OF Micropac Industries Inc.
                        FOR TREASURY MANAGEMENT SERVICES


I, JAMES K. MURPHEY, certify that I am Secretary of the above name corporation (the "Company"); also referred to in the Agreement as the "Customer") organized under the laws of the state of DELAWARE, Federal Employer Identification Number 75-1225149, engaged in business under the trade name of MICROPAC INDUSTRIES, INC., and that either (a) the resolutions on this document are a correct copy of the resolutions adopted at a meeting of the Board of Directors of the Company duly and properly called and held on __________ (date), or (b) on __________(date), the Board of Directors of the Company, at a meeting duly and properly called, adopted resolutions sufficiently broad enough to grant the authority stated in Paragraph 1 below to the individuals named herein. These resolutions appear in the minutes of this meeting and have not been rescinded or modified.


1. Resolution. The Company designates the following individuals to be Authorized Parties (as that term is defined in Section 5(c) of the Treasury Management Services, Procedures Terms and Conditions).

         A.       Authorized Signers are granted authority to
                  i.       execute the Treasury Management Services Agreement;
                  ii.      accept  on  behalf  of  the  Company  the  terms  and
                           conditions   governing  the  use  of  such  Services,
                           including acceptance of security procedures;
                  iii.     appoint and remove authorized Administrators.

         B. Authorized Administrators are provided with passwords granting access to Business My Frost, Frost Bank's basic commercial website, and are granted authority to:
                  i. Enroll the company in any Treasury Management Service through the execution of a Service Application;
                  ii. appoint and remove authorized Transactional Users (as that term is defined in Section 5(c) of the Treasury Management Services, Procedures, Terms and Conditions) to perform authorized transactions under the Agreement and any applicable Service Application
                  iii. to perform any transactions pursuant to the Agreement and Service Applications.

         C.       Authorized Parties:

                  i.       Name:  Dave Hendon
                                  -------------------------------------------
                           Title: Controller
                                  -------------------------------------------
                           [ ] Signer,   [ ] Administrator, or   [X] Both
                           Business Address: 905 E Walnut St.
                                             Garland, Texas 75040
                                             --------------------------------
                           Telephone:        972-272-3571
                                             --------------------------------
                           Fax Number:       972-272-7421
                                             --------------------------------
                           E-mail Address:   MIICFO@MICROPAC.COM
                                             --------------------------------

                           Signature:    /s/ Dave Hendon
                                      ---------------------------------------


                  ii.      Name:  CONNIE J. WOOD
                                  -------------------------------------------
                           Title: PRESIDENT AND C.O.O.
                                  -------------------------------------------
                           [ ] Signer,   [ ] Administrator, or   [X] Both
                           Business Address: 905 E WALNUT ST.
                                             GARLAND, TEXAS 75040
                                             --------------------------------
                           Telephone:        972-272-3571
                                             --------------------------------
                           Fax Number:       972-487-6885
                                             --------------------------------
                           E-mail Address:   MIICFO@MICROPAC.COM
                                             --------------------------------

                           Signature:    /s/ Connie J. Wood
                                      ---------------------------------------

                  iii.     Name:
                                  -------------------------------------------
                           Title:
                                  -------------------------------------------
                           [ ] Signer,   [ ] Administrator, or   [ ] Both
                           Business Address:
                                             --------------------------------
                           Telephone:
                                             --------------------------------
                           Fax Number:
                                             --------------------------------
                           E-mail Address:
                                             --------------------------------

                           Signature:
                                      ---------------------------------------


                  iv.      Name:
                                  -------------------------------------------
                           Title:
                                  -------------------------------------------
                           [ ] Signer,   [ ] Administrator, or   [ ] Both
                           Business Address:
                                             --------------------------------
                           Telephone:
                                             --------------------------------
                           Fax Number:
                                             --------------------------------
                           E-mail Address:
                                             --------------------------------

                           Signature:
                                      ---------------------------------------

         2. Effect on Previous Resolution. Resolved that the certification by the Secretary of this resolution shall be binding and the authority conferred by this resolution shall remain in force until written notice of the revocation or modification hereof shall be delivered to the Bank.


I further certify that the Board of Directors of the Company has, and at the time of adoption of this resolution had, full power and lawful authority to adopt the foregoing resolutions and to confer the powers granted to the persons named who have full power and lawful authority to exercise the same.

IN WITNESS WHEREOF, I have subscribed my name to this document and affixed the seal of the Company on __________ (date).


_____________________________________
Secretary



_____________________________________
Attest by One Other Officer